                              GARTNER GROUP, INC.
                SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                           (all amounts in thousands)

                                                            Additions     Additions
                                               Balance at    Charged       Charged     Deductions
                                               Beginning     to Costs     to Other       From        Balance at
                                                of Year    and Expenses   Accounts(1)   Reserve     End of Year
                                               ----------  ------------   -----------  ----------   -----------
YEAR ENDED SEPTEMBER 30, 1995
Allowance for doubtful accounts and returns
  and allowances ............................    $3,431       $1,862       $ 27          $1,630       $3,690
                                                 ------       ------       ----          ------       ------
                                                 $3,431       $1,862       $ 27          $1,630       $3,690
                                                 ======       ======       ====          ======       ======

YEAR ENDED SEPTEMBER 30, 1996
Allowance for doubtful accounts and returns
  and allowances ............................    $3,690       $3,295       $121          $2,646       $4,460
                                                 ------       ------       ----          ------       ------
                                                 $3,690       $3,295       $121          $2,646       $4,460
                                                 ======       ======       ====          ======       ======

YEAR ENDED SEPTEMBER 30, 1997
Allowance for doubtful accounts and returns
  and allowances ............................    $4,460       $3,421       $319          $2,860       $5,340
                                                 ------       ------       ----          ------       ------
                                                 $4,460       $3,421       $319          $2,860       $5,340
                                                 ======       ======       ====          ======       ======

(1) Allowances of $319,000, $121,000 and $27,000 assumed upon acquisitions of entities in fiscal 1997, 1996 and 1995, respectively.